Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

August 3, 2005

Debra J. Richardson, Sr. Vice President

(515) 273-3551, drichardson@american-equity.com

John M. Matovina, Vice Chairman

(515) 273-3552, jmatovina@american-equity.com

D. J. Noble, Chairman

(515) 457-1705, dnoble@american-equity.com

American Equity Reports Record Sales and Earnings

WEST DES MOINES, Iowa (August 3, 2005) – American Equity Investment Life Holding Company (NYSE: AEL), a leading underwriter of fixed rate and index annuities, today reported 2005 second quarter operating income(1) of a record $14.1million, or $0.37 per common share and $0.33 per diluted common share, an increase of 29% over 2004 second quarter operating income of $10.9 million, or $0.29 per common share and $0.26 per diluted common share.  Net income increased 18% to $12.2 million or $0.32 per common share and $0.29 per diluted common share.

American Equity also reported record sales of annuities during the second quarter of $762 million (before coinsurance of $1.3 million), an increase of 46% over sales of $521 million (before coinsurance of $98.8 million) for the same period in 2004.  Year to date sales for 2005 were $1.4 billion (before coinsurance of $3.1 million).

(1)  In addition to net income, American Equity has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as an economic measure to evaluate its financial performance.  Operating income equals net income adjusted to eliminate the impact of (i) net realized gains and losses on investments; (ii) the impact of SFAS 133, dealing with market value changes in derivatives; and (iii) the impact consolidation of American Equity Investment Service Company under FIN 46.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, American Equity believes a measure excluding their impact is useful in analyzing operating trends.  American Equity believes the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of American Equity’s underlying results and profitability.  A reconciliation of net income to operating income is provided in the accompanying tables.

INVESTMENT INCOME AND SPREAD RESULTS

Investment income, which is the largest component of American Equity’s revenues, was $133.2 million for the second quarter, compared to $106.2 million in the second quarter of 2004.  This 25% increase is primarily attributable to the growth in the company’s annuity business and corresponding increases in invested assets. The weighted average yield on invested assets, of which over 99% are investment grade, was 6.20%.  “We remain committed to a fundamental concept of investing in very high quality assets for the ultimate benefit of our policyholders and shareholders,” commented David J. Noble, Chairman, CEO and President of American Equity. “As we gradually diversify our portfolio, we will continue to minimize our exposure to credit risk.”

At June 30, 2005, the aggregate duration of the company’s invested assets was 5.99 years, compared to an aggregate liability duration of 6.63 years.  During the second quarter overall asset duration shortened significantly as a result of the flattening of the yield curve, the growth in the company’s commercial mortgage loans and improved call protection in its U.S. agency securities.

For the first six months of 2005 American Equity earned a weighted average gross spread (aggregate yield on invested assets over the cost of money on annuities) of 2.51% on its aggregate annuity fund values, compared to 2.39% for the same period in 2004.  This improvement is attributable primarily to a reduction in the company’s cost of money on its annuity liabilities, including in particular the expirations of guaranteed interest rates on its 3-year rate guaranteed products sold in 2001.

INDEX ANNUITY PRODUCT DESIGN

American Equity ranks second in all time sales of index annuities, which is the fastest growing segment of the annuity market.  Recently, the growth in this segment has invited increased regulatory scrutiny. American Equity emphasizes the safety, stability and sound design of its products, including a guarantee of premium and minimum interest, tax-deferred build-up of account values, liquidity options, annuitization privileges, and payment of full contract value at death without necessity of probate.  As a result of the guarantees in the products, the levels of which are based upon state law, the policyholder bears no risk of loss of contract value and is guaranteed a minimum return regardless of the performance of the company’s general account invested assets.  As described by Noble, “We sell sleep insurance.  Unlike many holders of variable annuities or mutual funds, not a single one of our policyholders saw his or her contract value decline when equity market indexes plummeted in 2001 and 2002.”

All of American Equity’s index products are multi-strategy products offering the policyholder the ability to allocate premium among annual crediting strategies including a fixed-rate strategy, bond index strategy and two or more equity index strategies.  Regardless of which strategies are selected, income is credited annually and once credited can never be removed or diminished by later market performance.  Policyholders may reallocate contract values once annually on the respective anniversary dates of their contracts.  Commented Noble, “We believe our products are second to none.  Sound product design has assisted our excellent agency force of approximately 49,000 independent, licensed insurance agents and over 80 national marketing organizations to be among the most effective sales forces in our industry.”

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties.  Statements such as “guidance,” “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements.  Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in the company’s Form 10-K filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date the statement was made and the company undertakes no obligation to update such forward-looking statements.  There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations.  Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

CONFERENCE CALL

American Equity will hold a conference call to discuss second quarter 2005 earnings on Thursday, August 4, 2005, at 10 a.m. CST.  The conference call will be webcast live on the Internet.  Investors and interested parties who wish to listen to the call on the Internet may do so at www.american-equity.com.  The call may also be accessed by telephone at 888-396-2356, passcode 88718315 (international callers, please dial 617-847-8709).  An audio replay will be available shortly after the call on AEL’s web site.  An audio replay will also be available via telephone through August 18, 2005 by calling 888-286-8010, passcode 75046098 (international callers will need to dial 617-801-6888).

ABOUT AMERICAN EQUITY

Founded in 1995, American Equity Investment Life Holding Company is a full -service underwriter of a broad line of annuity and insurance products, with a primary emphasis on the sale of fixed-rate and index annuities. The company has approximately 260 employees and approximately 49,000 agents selling its products in 49 states and District of Columbia.

###

American Equity Investment Life Holding Company

Net Income/Operating Income

	Three Months Ended		Six Months Ended
	June 30, 2005		June 30, 2005
	2005	2004	2005	2004
		(Restated)		(Restated)
Revenues:
Traditional life and accident and health insurance premiums	$3,264	$3,713	$7,020	$8,099
Annuity and single premium universal life product charges	7,023	5,345	13,285	10,316
Net investment income	133,227	106,197	258,061	204,786
Realized gains on investments	220	10	452	389
Change in fair value of derivatives	(1,972)	(4,934)	(37,962)	881
Total revenues	141,762	110,331	240,856	224,471

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	3,326	3,750	6,958	7,631
Interest credited to account balances	69,448	75,322	130,930	159,597
Change in fair value of embedded derivatives	15,226	(10,955)	(3,365)	(27,331)
Interest expense on notes payable	4,050	350	8,189	855
Interest expense on subordinated debentures	3,142	2,275	6,188	4,393
Interest expense on amounts due under repurchase agreements	2,235	798	3,663	1,113
Amorization of deferred policy acquistion costs	15,994	14,925	32,660	29,891
Other operating costs and expenses	9,733	7,784	17,878	16,354
Total benefits and expenses	123,154	94,249	203,101	192,503

Income before income taxes and minority interest	18,608	16,082	37,755	31,968
Income tax expense	6,376	5,695	12,995	27,621
Income before minority interest	12,232	10,387	24,760	4,347
Minority Interest	—	—	—	(326)

Net income	12,232	10,387	24,760	4,673
Realized gains on investments, net of offsets	(143)	(7)	(294)	(253)
Net effect of FIN 46	77	(9)	(43)	16,142
Net effect of FAS 133	1,944	572	2,963	(289)

Operating income (a)	$14,110	$10,943	$27,386	$20,273

Earnings per common share	$0.32	$0.27	$0.65	$0.12
Earnings per common share - assuming dilution	$0.29	$0.25	$0.58	$0.12
Operating income per common share (a)	$0.37	$0.29	$0.71	$0.53
Operating income per common share - assuming dilution (a)	$0.33	$0.26	$0.64	$0.48

Weighted average common shares outstanding (in thousands):
Earnings per common share	38,379	38,178	38,376	38,045
Earnings per common share - assuming dilution	43,749	43,212	43,707	43,219

1

American Equity Investment Life Holding Company

Operating Income

Three months ended June 30, 2005

		Adjustments
		Realized Gains		Operating
	As Reported	and FIN 46	FAS 133	Income (a)
	(Dollars in thousands, except per share data)
Reserves:
Traditional life and accident and health insurance premiums	$3,264	$—	$—	$3,264
Annuity and single premium universal life product charges	7,023	—	—	7,023
Net investment income	133,227	138	—	133,365
Realized gains on investments	220	(220)	—	—
Change in fair value of derivatives	(1,972)	—	(6,983)	(8,955)
Total revenues	141,762	(82)	(6,983)	134,697

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	3,326	—	—	3,326
Interest credited to account balances	69,448	—	1,291	70,739
Change in fair value of embedded derivatives	15,226	—	(15,226)	—
Interest expense on General Agency Commission and Servicing Agreement	—	874	—	874
Interest expense on notes payable	4,050	(604)	—	3,446
Interest expense on subordinated debentures	3,142	—	—	3,142
Interest expense on amounts due under repurchase agreements	2,235	—	—	2,235
Amortization of deferred policy acquisition costs	15,994	—	3,961	19,955
Other operating costs and expenses	9,733	(259)	—	9,474
Total benefits and expenses	123,154	11	(9,974)	113,191

Income before income taxes	18,608	(93)	2,991	21,506
Income tax expense	6,376	(27)	1,047	7,396

Net income	$12,232	$(66)	$1,944	$14,110

Earnings per common share	$0.32			$0.37
Earnings per common share - assuming dilution	$0.29			$0.33

(a)          In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, the impact of FIN 46, dealing with the consolidation of variable interest entities, and the impact of FAS 133, dealing with market value changes in derivatives. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

2

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement

June 30, 2005

A.	Financial Highlights

Condensed Consolidated Balance Sheets
Consolidated Statements of Income
Operating Income
Six Months Ended June 30, 2005
Three Months Ended June 30, 2005
Capitalization/ Book Value per Share

B.	Product Summary

Annuity Deposits by Product Type
Surrender Charge Protection and Fund Values by Product Type
Annuity Liability Characteristics
Spread Results

C.	Investment Summary

Summary of Invested Assets
Credit Quality of Fixed Maturity Securities
Watch List Securities and Aging of Gross Unrealized Losses
Mortgage Loans by Region and Property Type

D.	Shareholder Information

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Financial Supplement – June 30, 2005

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	June 30, 2005	December 31, 2004
		(Restated)
Assets
Investments:
Fixed maturity securities:
Available for sale, at market	$3,547,730	$2,705,323
Held for investment, at amortized cost	4,309,455	4,098,493
Equity securities, available for sale, at market	42,529	38,303
Mortgage loans on real estate	1,130,918	959,779
Derivative instruments	141,867	148,006
Policy loans	377	362
Total investments	9,172,876	7,950,266

Cash and cash equivalents	47,174	66,542
Coinsurance deposits—related party	2,008,456	2,068,700
Accrued investment income	49,941	44,871
Deferred policy acquisition costs	817,841	713,021
Deferred sales inducements	224,114	159,467
Deferred income tax asset	54,145	56,142
Other assets	44,288	28,279
Total assets	$12,418,835	$11,087,288

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

(Dollars in thousands)

(Unaudited)

	June 30, 2005	December 31, 2004
		(Restated)
Liabilities and Stockholders’ Equity
Liabilities:
Policy benefit reserves	$10,951,280	$9,807,969
Other policy funds and contract claims	110,877	94,410
Other amounts due to related parties	27,232	31,955
Notes payable	278,420	283,375
Subordinated debentures	189,157	173,576
Amounts due under repurchase agreements	415,498	264,875
Other liabilities	98,892	125,585
Total liabilities	12,071,356	10,781,745

Stockholders’ equity:
Common Stock	38,381	38,360
Additional paid-in capital	215,935	215,793
Accumulated other comprehensive loss	(2,256)	(19,269)
Retained earnings	95,419	70,659
Total stockholders’ equity	347,479	305,543
Total liabilities and stockholders’ equity	$12,418,835	$11,087,288

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
Revenues:
Traditional life and accident and health insurance premiums	$3,264	$3,713	$7,020	$8,099
Annuity and single premium universal life product charges	7,023	5,345	13,285	10,316
Net investment income	133,227	106,197	258,061	204,786
Realized gains on investments	220	10	452	389
Change in fair value of derivatives	(1,972)	(4,934)	(37,962)	881
Total revenues	141,762	110,331	240,856	224,471

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	3,326	3,750	6,958	7,631
Interest credited to account balances	69,448	75,322	130,930	159,597
Change in fair value of embedded derivatives	15,226	(10,955)	(3,365)	(27,331)
Interest expense on notes payable	4,050	350	8,189	855
Interest expense on subordinated debentures	3,142	2,275	6,188	4,393
Interest expense on amounts due under repurchase agreements	2,235	798	3,663	1,113
Amortization of deferred policy acquisition costs	15,994	14,925	32,660	29,891
Other operating costs and expenses	9,733	7,784	17,878	16,354
Total benefits and expenses	123,154	94,249	203,101	192,503

Income before income taxes and minority interest	18,608	16,082	37,755	31,968
Income tax expense	6,376	5,695	12,995	27,621
Income before minority interest	12,232	10,387	24,760	4,347
Minority interest	—	—	—	(326)
Net income	$12,232	$10,387	$24,760	$4,673

Earnings per common share	$0.32	$0.27	$0.65	$0.12
Earnings per common share - assuming dilution (a)	$0.29	$0.25	$0.58	$0.12
Weighted average common shares outstanding (in thousands):
Earnings per common share	38,379	38,178	38,376	38,045
Earnings per common share - assuming dilution	43,749	43,212	43,707	43,213

(a)      The numerator for earnings per common share - assuming dilution is equal to net income plus the after tax cost of interest on convertible subordinated debentures issued to a subsidiary trust.  The after tax cost of such interest was $300 for the three months ended June 30, 2005, $307 for the three months ended June 30, 2004, $601 for the six months ended June 30, 2005 and $644 for the six months ended June 30, 2004.

Operating Income

Six months ended June 30, 2005

	As Reported	Realized Gain and FIN 46 Adjustments	FAS 133 Adjustments	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$7,020	—	—	$7,020
Annuity and single premium universal life product charges	13,285	—	—	13,285
Net investment income	258,061	311	—	258,372
Realized gains on investments	452	(452)	—	—
Change in fair value of derivatives	(37,962)	—	15,437	(22,525)
Total revenues	240,856	(141)	15,437	256,152

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	6,958	—	—	6,958
Interest credited to account balances	130,930	—	1,731	132,661
Change in fair value of embedded derivatives	(3,365)	—	3,365	—
Interest expense on General Agency Commission and Servicing Agreement	—	1,863	—	1,863
Interest expense on notes payable	8,189	(1,197)	—	6,992
Interest expense on subordinated debentures	6,188	—	—	6,188
Interest expense on amounts due under repurchase agreements	3,663	—	—	3,663
Amortization of deferred policy acquisition costs	32,660	—	5,782	38,442
Other operating costs and expenses	17,878	(283)	—	17,595
Total benefits and expenses	203,101	383	10,878	214,362

Income before income taxes	37,755	(524)	4,559	41,790
Income tax expense	12,995	(187)	1,596	14,404

Net income	$24,760	$(337)	$2,963	$27,386

Earnings per common share	$0.65			$0.71
Earnings per common share – assuming dilution	$0.58			$0.64

(a)     In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, the impact of FIN 46, dealing with the consolidation of variable interest entities, and the impact of FAS 133, dealing with market value changes in derivatives.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Operating Income

Three months ended June 30, 2005

	As Reported	Realized Gain and FIN 46 Adjustments	FAS 133 Adjustments	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,264	—	—	$3,264
Annuity and single premium universal life product charges	7,023	—	—	7,023
Net investment income	133,227	138	—	133,365
Realized gains on investments	220	(220)	—	—
Change in fair value of derivatives	(1,972)	—	(6,983)	(8,955)
Total revenues	141,762	(82)	(6,983)	134,697

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	3,326	—	—	3,326
Interest credited to account balances	69,448	—	1,291	70,739
Change in fair value of embedded derivatives	15,226	—	(15,226)	—
Interest expense on General Agency Commission and Servicing Agreement	—	874	—	874
Interest expense on notes payable	4,050	(604)	—	3,446
Interest expense on subordinated debentures	3,142	—	—	3,142
Interest expense on amounts due under repurchase agreements	2,235	—	—	2,235
Amortization of deferred policy acquisition costs	15,994	—	3,961	19,955
Other operating costs and expenses	9,733	(259)	—	9,474
Total benefits and expenses	123,154	11	(9,974)	113,191

Income before income taxes	18,608	(93)	2,991	21,506
Income tax expense	6,376	(27)	1,047	7,396

Net income	$12,232	$(66)	$1,944	$14,110

Earnings per common share	$0.32			$0.37
Earnings per common share – assuming dilution	$0.29			$0.33

(a)     In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, the impact of FIN 46, dealing with the consolidation of variable interest entities, and the impact of FAS 133, dealing with market value changes in derivatives.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Capitalization/ Book Value per Share

	June 30, 2005	December 31, 2004
	(Dollars in thousands, except per share data)
Capitalization: (a)
Senior unsecured convertible notes	$260,000	$260,000
Subordinated debentures payable to subsidiary trusts	189,157	173,576
Total debt	449,157	433,576

Total stockholders’ equity	347,479	305,543

Total capitalization	796,636	739,119
Accumulated other comprehensive loss (AOCL)	2,256	19,269
Total capitalization excluding AOCL (b)	$798,892	$758,388

Total stockholders’ equity	$347,479	$305,543
Accumulated other comprehensive loss	2,256	19,269
Total stockholders’ equity excluding AOCL (b)	$349,735	$324,812

Common shares outstanding	38,381,331	38,360,343

Book Value per Share: (c)
Book value per share including AOCL	$9.05	$7.97
Book value per share excluding AOCL (b)	$9.11	$8.47

Debt-to-Capital Ratios: (b)
Senior debt / Total capitalization excluding AOCL	32.6%	34.3%
Adjusted debt / Total capitalization excluding AOCL (d)	41.3%	42.6%

(a)     Capitalization does not include the notes payable consolidated under FIN 46.

(b)    Total capitalization, total stockholders’ equity, book value per share and debt-to-capital ratios excluding AOCL, non-GAAP financial measures, are based on stockholders’ equity excluding the effect of accumulated other comprehensive loss.  Since AOCL fluctuates from quarter to quarter due to unrealized changes in the fair market value of available for sale investments caused principally by changes in market interest rates, we believe these non-GAAP financial measures provide useful supplemental information.

(c)     Book value per share including and excluding AOCL is calculated as total stockholders’ equity and total stockholders’ equity excluding AOCL divided by the total number of shares of common stock outstanding.

(d)    Subordinated debentures payable to subsidiary trusts (qualifying trust preferred securities) are treated as 100% equity, except to the extent the total amount outstanding exceeds 15% of total capitalization (including AOCL).

Annuity Deposits by Product Type

	Six Months Ended June 30,		Year Ended December 31,
Product Type	2005	2004	2004

Index Annuities:
Index Strategies	$862,002	$502,995	$1,119,398
Fixed Strategy	446,242	204,619	545,630
	1,308,244	707,614	1,665,028
Fixed Rate Annuities:
Single-Year Rate Guaranteed	121,934	166,826	287,619
Multi-Year Rate Guaranteed	8,260	13,716	21,324
	130,194	180,542	308,943

Total before coinsurance ceded	1,438,438	888,156	1,973,971
Coinsurance ceded (a)	3,116	170,356	202,064

Net after coinsurance ceded	$1,435,322	$717,800	$1,771,907

(a)          All Multi-Year Rate Guaranteed annuity deposits are excluded from the coinsurance agreements. 2004: 20% of all other annuity deposits received through July 31, 2004.

Surrender Charge Protection and Fund Values by Product Type

Annuity Surrender Charges and Net (of coinsurance) Fund Values at June 30, 2005

	Surrender Charge			Net Fund Value
Product Type	Avg. Years At Issue	Avg. Years Remaining	Avg. % Remaining	Dollars in Thousands	%

Index Annuities	13.2	11.0	14.2%	$5,720,524	64.9%
Single-Year Fixed Rate Guaranteed Annuities	10.5	7.2	10.4%	1,808,858	20.5%
Multi-Year Fixed Rate Guaranteed Annuities	5.7	2.4	6.1%	1,291,615	14.6%

Total	11.7	9.1	12.4%	$8,820,997	100.0%

Annuity Liability Characteristics

	Fixed Annuities Account Value	Index Annuities Account Value

SURRENDER CHARGE PERCENTAGES (1):
No surrender charge	$179,428	$5,889
< 1 percent	—	137
1 percent	7,461	1,888
2 percent	11,817	7,310
3 percent	15,741	1,011
4 percent	26,975	14,854
5 percent	524,855	36,758
6 percent	324,837	61,139
7 percent	231,443	181,298
8 percent	213,938	150,435
9 percent	326,076	699,641
10 percent or greater	1,223,525	4,574,541
Total	$3,086,096	$5,734,901

APPLICABLE GUARANTEE PERIOD:
Annual reset (2)	$1,965,455	$5,644,500
Multi-year (3 - 5 years)	1,120,641	90,401
Total	$3,086,096	$5,734,901

ULTIMATE MINIMUM GUARANTEE RATE (3):
2 percent	—	$1,555
2.20 percent	526	19,108
2.25 percent (4)	235,520	1,761,401
3 percent	2,733,009	3,025,335
3.5 percent (5)	—	927,502
4 percent	117,041	—
Total	$3,086,096	$5,734,901

	Fixed Annuities Account Value	Index Annuities Account Value

CREDITED RATE (INCLUDING BONUS INTEREST) VS. ULTIMATE MINIMUM GUARANTEED RATE DIFFERENTIAL (6) (7):
No differential	$107,012	—
› 0.0% - 0.5%	1,548,647	770,376
› 0.5% - 1.0%	109,771	892,617
› 1.0% - 1.5%	242,853	70,469
› 1.5% - 2.0%	24,738	267
› 2.0% - 2.5%	138,926	1,387
› 2.5% - 3.0%	317,728	7,073
Greater than 3.0%	596,421	2,050
Cumulative floor (3)	—	3,990,662
Total	$3,086,096	$5,734,901

(1)          In addition, $1,611,310 (52%) of the Fixed Annuities Account Value have market value adjustment protection.

(2)          The contract features for 99% of the Index Annuities Account Value provide for the annual reset of contractual features that effect the cost of money.  The contract features for the remaining 1% are reset every two years.

(3)          Index Annuities provide guarantees based on a cumulative floor over the term of the product.  Rates used to determine the cumulative floor may be applied to less than 100% of the annuity deposit received.

(4)          Products have a guarantee of 2.25% for the first 10 years, & 3.00% thereafter.

(5)          Products have a guarantee of 3.5% for the first 5 years, & 3.00% thereafter.

(6)          Recent issues may contain bonus interest rates ranging from 1.0% to 3.0%.

(7)          Includes products with multi-year guarantees for which the credited rate cannot be decreased to the ultimate minimum guaranteed rate until the end of the multi-year period.  The weighted average differential between the current credited rate and the ultimate minimum guaranteed rate on the multi-year guarantee fixed annuity account values was approximately 282 basis points.

Spread Results

	Six Months Ended
	June 30,		FY
	2005	2004	2004
Average yield on invested assets	6.20%	6.35%	6.28%
Cost of Money
Aggregate	3.69%	3.96%	3.90%
Average net cost of money for index annuities	3.33%	3.46%	3.37%
Average crediting rate for fixed rate annuities:
Annually adjustable	3.33%	3.43%	3.47%
Multi-year rate guaranteed	5.52%	5.54%	5.57%

Investment spread:
Aggregate	2.51%	2.39%	2.38%
Index annuities	2.87%	2.89%	2.91%
Fixed rate annuities:
Annually adjustable	2.87%	2.92%	2.81%
Multi-year rate guaranteed	0.68%	0.81%	0.71%

Summary of Invested Assets

	June 30, 2005		December 31, 2004
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)

Fixed maturity securities:
United States Government and agencies	$6,654,790	72.5%	$5,730,894	72.1%
Public utilities	45,464	0.5%	44,849	0.6%
Corporate securities	466,932	5.1%	338,407	4.3%
Redeemable preferred stocks	49,013	0.5%	35,369	0.4%
Mortgage and asset-backed securities:
Government	249,476	2.7%	257,004	3.2%
Non-Government	391,510	4.3%	397,293	5.0%
Total fixed maturity securities	7,857,185	85.6%	6,803,816	85.6%
Equity securities	42,529	0.5%	38,303	0.5%
Mortgage loans on real estate	1,130,918	12.3%	959,779	12.0%
Derivative instruments	141,867	1.6%	148,006	1.9%
Policy loans	377	—	362	—
Total cash and investments	$9,172,876	100.0%	$7,950,266	100.0%

Credit Quality of Fixed Maturity Securities

		June 30, 2005		December 31, 2004
NAIC Designation	Rating Agency Equivalent	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)

1	Aaa/Aa/A	$7,550,818	96.1%	$6,585,322	96.8%
2	Baa	225,925	2.9%	162,298	2.4%
3	Ba	53,398	0.7%	20,555	0.3%
4	B	8,385	0.1%	14,124	0.2%
5	Caa and lower	16,559	0.2%	13,298	0.2%
6	In or near default	2,100	0.0%	8,219	—
	Total fixed maturity securities	$7,857,185	100.0%	$6,803,816	100.0%

Watch List Securities - Aging of Gross Unrealized Losses - June 30, 2005

Issuer	Amortized Cost	Unrealized Losses	Estimated Fair Value	Maturity Date	Months Below mortized Cost
	(Dollars in thousands)
Continental Air 2001-001-B	$7,354	$(1,139)	$6,215	06/15/2017	34
Land O’Lakes Capital Securities 144A	8,073	(1,673)	6,400	03/15/2028	54
Northwest Airlines Pass Thru Certificates 1999-1 Class C	7,895	(4,217)	3,678	08/01/2015	51
Pegasus Aviation 1999-1A C1	5,656	(3,556)	2,100	03/25/2029	46
	$28,978	$(10,585)	$18,393

Mortgage Loans by Region and Property Type

	June 30, 2005		December 31, 2004
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)
Geographic distribution
East	$228,866	20.2%	$196,805	20.5%
Middle Atlantic	81,169	7.2%	80,098	8.3%
Mountain	176,649	15.6%	148,608	15.5%
New England	51,518	4.6%	50,624	5.3%
Pacific	99,851	8.8%	84,860	8.8%
South Atlantic	200,294	17.7%	166,606	17.4%
West North Central	207,711	18.4%	165,041	17.2%
West South Central	84,860	7.5%	67,137	7.0%
Total mortgage loans	$1,130,918	100.0%	$959,779	100.0%

Property type distribution
Office	$330,742	29.2%	$296,995	30.9%
Medical Office	66,929	5.9%	65,396	6.8%
Retail	260,935	23.1%	218,133	22.7%
Industrial/Warehouse	285,893	25.3%	236,835	24.7%
Hotel	46,150	4.1%	25,652	2.7%
Apartments	61,497	5.4%	44,984	4.7%
Mixed use/other	78,772	7.0%	71,784	7.5%
Total mortgage loans	$1,130,918	100.0%	$959,779	100.0%

Shareholder Information

Corporate Offices:

American Equity Investment Life Holding Company

5000 Westown Parkway Suite 440

West Des Moines, IA 50266

Inquiries:

Debra J. Richardson, Investor Relations	D. J. Noble, Chairman
(515) 273-3551, drichardson@american-equity.com	(515) 457-1703, dnoble@american-equity.com

John M. Matovina, Vice Chairman

(515) 273-3552, jmatovina@american-equity.com

Common Stock and Dividend Information:

New York Stock Exchange symbol: “AEL”

				Dividend
	High	Low	Close	Declared
2005
First Quarter	$12.92	$10.14	$12.79	$0.00
Second Quarter	$12.79	$10.08	$11.88	$0.00

2004
First Quarter	$13.15	$10.05	$12.85	$0.00
Second Quarter	$13.10	$9.75	$9.95	$0.00
Third Quarter	$10.22	$8.79	$9.49	$0.00
Fourth Quarter	$11.00	$9.41	$10.77	$0.01

Transfer Agent:	Analyst Coverage:

EquiServe	Steven Schwartz	Elizabeth C. Malone
P.O. Box 43010	Raymond James Financial, Inc.	Advest, Inc.
Providence, RI 02940-0310	(312) 612-7686	(301) 774-3782
Phone: (877) 282-1169	steven.schwartz@raymondjames.com	elizabeth.malone@advest.com
Fax: (781)828-8813
clientresearch@equiserve.com

Annual Report and Other Information:

Shareholders may receive when available, without charge, a copy of American Equity’s Annual Report, SEC filings and/or press releases by calling Debra J. Richardson, Senior Vice President, at (515) 457-1704 by visiting our web site at
www.american-equity.com.